EXHIBIT 99.2



                                VCA ANTECH, INC.
                        ESTIMATES STRONGER THAN EXPECTED
                      FOURTH QUARTER AND YEAR END RESULTS
                         AND PROVIDES GUIDANCE FOR 2003
                          HIGHER THAN STREET CONSENSUS

     - Fourth quarter earnings per share, before extraordinary item, estimated to be between $0.11 and $0.12 per share, beating earnings consensus estimates of $0.08.

     - Fiscal year 2002 earnings per share, before extraordinary items, estimated to be between $0.79 and $0.80 per share.

     -    Fiscal year 2003 goal for earnings per share is $1.00 to $1.02.

     LOS ANGELES, CA, JANUARY 10, 2003 - VCA ANTECH, INC. (NASDAQ NM SYMBOL:
WOOF), a leading animal health care company in the United States, today announced estimates for net revenue and earnings per share, before extraordinary item, for the fourth quarter 2002 in excess of previously announced expectations and it provided financial guidance for 2003.

     VCA Antech estimates that it will report revenue for the fourth quarter of 2002 of approximately $106 million and earnings per diluted share, before extraordinary loss on early extinguishment of debt, of between $0.11 and $0.12 per share, which is above the earnings consensus of $0.08 per share.

     For the fiscal 2002 year, revenue is expected to be approximately $443 million and earnings per diluted share, before extraordinary loss on early extinguishment of debt, is expected to be between $0.79 and $0.80 per share.

     Bob Antin, Chairman and CEO, stated, "I am delighted with the continued strength of our results. Revenue for the fourth quarter increased approximately 11% to approximately $106 million. Laboratory internal revenue growth in the fourth quarter 2002 was approximately 13.5% and animal hospital same-facility revenue growth was approximately 3.9%."

     In October 2002, as previously announced, the Company repaid a portion of its 15.5% senior notes and retired all of its 13.5% senior subordinated notes. In connection with that transaction, the Company will recognize an extraordinary loss on early extinguishment of debt during the fourth quarter of 2002 of approximately $5.6 million, net of income taxes, or $0.15 per diluted share. Taking into account this extraordinary loss, the Company estimates that for its fourth quarter 2002 there will be a loss per diluted share of $0.03 to $0.04 per share.

     In August 2002, the Company completed a refinancing of its senior credit facility by replacing the total amount of its senior A and B notes equal to $143.1 million with $143.1



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million of new senior C notes. In connection with the refinancing, the Company wrote-off $3.4 million of unamortized deferred financing costs. These charges were recognized during the third quarter of 2002 as an extraordinary loss on early extinguishment of debt, net of income taxes, of $2.0 million, or approximately $0.05 per diluted common share. Taking into account this extraordinary loss and the extraordinary loss in the fourth quarter, discussed above, the Company estimates that its annual 2002 earnings per share will be between $0.59 and $0.60 per share.

     In addition, the Company is currently engaged in settlement discussions with respect to an outstanding lawsuit. A settlement may not result from these discussions. However, if an agreement were reached, or if damages were awarded to the plaintiffs at trial, it could result in a charge to earnings in the fourth quarter of fiscal 2002 or the first quarter of fiscal 2003. The estimates of net income above do not take into account any such settlement or judgment, which in any event is not expected to have a material adverse impact on the Company's financial condition.

     2003 GUIDANCE

     In adherence to the U.S. Securities and Exchange Commission's (SEC) Regulation Fair Disclosure, VCA Antech provides the following guidance for all investors and encourages all current and potential investors to review the Disclosure Regarding Forward-Looking Statements in this press release as well as all financial documents filed with the SEC. All guidance amounts are before special items and exclude the impact of any potential financing(1).

     Financial guidance for fiscal year 2003 is as follows (dollars in millions, except per share amounts):

     Revenue                             $485 - $495
     Internal Revenue Growth:
            Animal Hospitals               3% - 5%
            Laboratories                   7% - 9%

     Annualized Animal Hospital
       Revenue Acquired                  Approximately  $24

     EBITDA (2)                          $116 - $119

     Net Income                          $37.5 - $38.5

     Diluted outstanding shares          37.6 million



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     EPS:
        Q1         $0.19
        Q2         $0.34
        Q3         $0.30
        Q4         $0.18
        Year       $1.01


     (1) As announced in a separate release issued today, the Company filed a registration statement in connection with a secondary offering of 9 million shares of its common stock, including 3.3 million shares to be sold by the Company. If consummated, the net proceeds received by the Company from its sale of stock will be used to fully repay the Company's outstanding 15.5% senior notes and for general corporate purposes. The net income and EPS goals for 2003 do not include the effect of the sale of the common stock by the Company and the application of the proceeds of the offering. Excluding the impact of the charges to be incurred in connection with the repayment of the notes, the application of the net proceeds of the offering will not have a material impact on the Company's 2003 earnings per share. The impact of the sale of additional shares of common stock by the Company is expected to be offset by interest savings.

     In connection with repayment of the notes, the Company would incur approximately $7.1 million of costs, including $3.7 million in prepayment premiums and transaction costs, and $3.4 million in non-cash costs pertaining to the write-off of unamortized discount and deferred financing costs associated with the debt. The charges, net of income taxes, will amount to approximately $4.2 million, or $0.11 per share, which would be recognized in the first quarter of 2003 and are not included in the net income or EPS goals since the repayment of the notes is dependent upon the successful completion of the offering.

     In addition, the Company is currently engaged in settlement discussions with respect to an outstanding lawsuit. A settlement may not result from these discussions. However, if an agreement were reached, or if damages were awarded to the plaintiffs at trial, it may result in a charge to earnings in the fourth quarter of fiscal 2002 or the first quarter of fiscal 2003. The net income and EPS goals for 2003 do not take into account any such settlement or judgment.

     (2) EBITDA is operating income, before depreciation and amortization. EBITDA is not a measure of financial performance under generally accepted accounting principles, or GAAP. Although EBITDA should not be considered in isolation or as substitutes for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity, we understand that EBITDA is widely used by financial analysts as a measure of financial performance. We believe EBITDA is a useful measure of our operating performance as it reflects earnings before the impact of



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     depreciation and amortization, interest, taxes and minority interest that may vary from period to period as a result of non-operating activities. EBITDA is also an important component of our financial ratios included in our debt covenants, which provide us with a measure of our ability to service our debt and meet capital expenditure requirements out of our earnings. Our calculation of EBITDA may not be comparable to similarly titled measures reported by other companies.

CONFERENCE CALL

     VCA Antech will discuss its fourth quarter 2002 results during a conference call on Thursday, February 20, 2003 at 4:30 p.m. Eastern Time. The conference call can be accessed via telephone by dialing (800) 289-0485. Interested parties should call at least ten minutes prior to the conference call to register. The conference call will also be broadcast live on the internet and can be accessed by visiting the Company's website at HTTP://INVESTOR.VCAANTECH.COM. A replay of the conference call can be accessed until 12:00 a.m. Eastern Time on Thursday, February 27, 2003 by visiting the Company's website.

DISCLOSURE REGARDING FORWARD-LOOKING INFORMATION

     Statements contained in this release that are not based on historical information are forward-looking statements that involve risks and uncertainties. Actual results may vary substantially as a result of a variety of factors. Among the important factors that could cause actual results to differ are the level of direct costs and the ability of the Company to maintain gross revenue at a level necessary to maintain expected gross profit margins, the level of selling, general and administrative costs, the effects of competition, the efficient integration of the Company's acquisitions, the effects of the Company's recent acquisitions and its ability to effectively manage its growth, the ability of the Company to service its debt, the continued implementation of its management information systems, pending litigation and governmental investigations, general economic conditions, and the results of the Company's acquisition program. These and other risk factors are discussed in the Company's recent filings with the Securities and Exchange Commission on Forms 10-K, 10Q and 8-K and the reader is directed to these reports for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements.

     VCA ANTECH, INC. owns, operates and manages the largest networks of free-standing veterinary hospitals and veterinary-exclusive clinical laboratories in the country.


     Media contact:   Tom Fuller, Chief Financial Officer
                      (310) 571-6505



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